Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 14, 2024 with respect to the consolidated financial statements and internal control over financial reporting of VOXX International Corporation included in the Annual Report on Form 10-K for the year ended February 29, 2024, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/S/ GRANT THORNTON LLP

Melville, New York
October 10, 2024